UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 22, 2004

(Date of Report)

Jones Soda Co.

(Exact Name of Registrant as Specified in its Charter)

Washington	0-28820	91-1696175
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

234 Ninth Avenue North

Seattle, WA 98109

(Address of Principal Executive Offices, including zip)

(206) 624-3357

(Registrant’s Telephone Number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On July 20, 2004, Jones Soda Co. (the “Company”) entered into a two-year licensing and distribution agreement with Target Corporation. Under the terms of the agreement, Target has the exclusive right in the United States to market and sell new 12-ounce cans of Jones Soda.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 22, 2004

JONES SODA CO.

By:	/s/ Peter van Stolk
Peter van Stolk
Chief Executive Officer